EXHIBIT 23.3


                         CONSENT OF INDEPENDENT AUDITORS





         We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the FINDWHAT.COM 2004 Stock Incentive Plan and the EMI Replacement Option Plan of our report dated February 9, 2004, with respect to the consolidated financial statements and schedule of Espotting Media Inc. for the three years ended March 31, 2004 included in the Current Report on Form 8-K/A dated February 9, 2004 and filed June 29, 2004, with the Securities and Exchange Commission.



                                                     /s/ Ernst & Young LLP
                                                     ---------------------------
London, England
June 29, 2004